                                                                     Exhibit 4.4





                                  INTERNATIONAL
                                 EMPLOYEE STOCK
                                  PURCHASE PLAN



                              LSI LOGIC CORPORATION

                                  PLAN DOCUMENT
                           REVISION DATE: AUGUST 2002

================================================================================

THIS INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN MUST BE READ TOGETHER WITH THE COUNTRY ADDENDUM FOR THE COUNTRY IN WHICH YOU ARE EMPLOYED. WHERE TERMS OF THE COUNTRY ADDENDUM ARE INCONSISTENT WITH THOSE STATED IN THIS DOCUMENT, THE TERMS OF THE COUNTRY ADDENDUM SHALL GOVERN.

================================================================================

                                TABLE OF CONTENTS

INTRODUCTION
ELIGIBILITY
Who May Participate
ENROLLMENT
Enrolling in the IESPP
HOW THE PLAN WORKS
Offering Period/Purchase Period
Purchase Date/Purchase Price
Determination of Fair Market Value
Examples
Automatic Re-Enrollment in Subsequent Offering Period
Automatic Early Transfer to a New Offering Period
Payroll Deductions
Exchange Rate
Confirm IESPP Changes and Enrollment
Limitations on Shares You May Purchase
Use of Excess Funds
Changing Your Contribution Level
E*TRADE OptionsLink Account
Activating Your E*TRADE OptionsLink and E*TRADE Brokerage Account
Deposit of Shares
Sale of Shares
Account Records
Report of Sales to LSI Logic
Employee Stock Purchase Transmittals
Withdrawing from the IESPP
Termination of Plan Participation/Participation While on a Leave of Absence Designating Your Beneficiary
Nonassignability
Administration of the IESPP
Amendment and Termination of the IESPP
Capital Changes
Conditions upon Issuance of Company Common Stock
Designation of Employer Subsidiaries and Country Addenda
Third Party Fiduciaries
Notices
TAX CONSEQUENCES
Tax Implications of Purchasing and Selling Your Stock
Withholding and Employee-Paid Social Insurance
OTHER INFORMATION
Obtaining Additional Information

                                  INTRODUCTION


The Board of Directors of LSI Logic Corporation (the "Company") has adopted the International Employee Stock Purchase Plan (the "IESPP") in order to provide employees of designated LSI Logic subsidiaries with the opportunity to purchase common stock of the Company at a below current market price through convenient payroll deductions. If you decide to participate in the Plan, you can set aside from 1% to 15% of your eligible compensation which will then be used to purchase stock for you twice a year. Participation in the IESPP is voluntary.

As used in this IESPP, "Company Board" means the Board of Directors of the LSI Logic Corporation. "Employer Subsidiary" means those subsidiaries of the Company that have been designated by the Company as participants in the IESPP.

IMPORTANT NOTE:

An effort has been made to have the terms of the IESPP apply to all IESPP participants regardless of the country in which the participant is employed. Notwithstanding that effort, certain different or additional terms may apply for the IESPP as it applies to the country in which you are employed to accommodate local requirements. Those terms are set forth in the Country Addendum. Therefore, this document must be read together with the Country Addendum that applies to your Employer Subsidiary. Where terms of your Country Addendum are different from those stated in this document, the terms of the Country Addendum shall apply.

This IESPP, together with the Country Addendum, if any, constitute part of a prospectus covering securities that have been registered in the United States under the Securities Act of 1933.

                                   ELIGIBILITY


WHO MAY PARTICIPATE

You qualify to participate in the IESPP if all of the following are true:

-   You are working as a regular employee of an Employer Subsidiary.

- You are regularly scheduled by an Employer Subsidiary to work for more than 20 hours per week and more than five months in each calendar year.

- You do not own five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, and

Temporary employees and independent contractors providing services to the Company are not eligible to participate, regardless of the length of such service.

Participation in the Plan does not create a contract for employment or limit in any way the right of the Company to terminate the participant's employment at any time, with or without cause, or confer on a participant any right to continue in the employ of the Company.

                                   ENROLLMENT


ENROLLING IN THE IESPP

An eligible employee may become a participant in the IESPP by completing the attached IESPP Subscription Agreement authorizing payroll deductions and submitting it to your local Human Resource representative prior to an Enrollment Date.

There are two Enrollment Dates each calendar year: May 15 and November 15.

Open enrollment is held during April and October before each Enrollment Date.

You must submit a completed IESPP Subscription Agreement during Open Enrollment in order to participate as of the next Enrollment Date if:

    -   You are a new participant,

    -   You are enrolling following a period of non-participation.


Your payroll deductions begin with the first payroll after the Enrollment Date.

IF YOU MISS THE DEADLINE FOR ENROLLING, YOU MUST WAIT UNTIL THE NEXT OPEN ENROLLMENT TO ENROLL IN THE IESPP.

                               HOW THE PLAN WORKS

OFFERING PERIOD/PURCHASE PERIOD

An Offering Period lasts for 12 months unless you:

     -  withdraw

     -  cease to be an Eligible Employee, or

     -  are automatically transferred to a new Offering Period.

Each 12-month Offering Period consists of two consecutive Purchase Periods of six months each. Offering Periods begin either on May 15 or November 15.

PURCHASE DATE/PURCHASE PRICE
A Purchase Date is the last trading day of each Purchase Period within an Offering Period. The Purchase Dates will be the last trading day on or before May 14 or November 14. On each Purchase Date your payroll deductions accumulated during the Purchase Period are used to automatically purchase the maximum number of whole shares of Company common stock that you are entitled to purchase under the IESPP.

The Purchase Price you will pay for the stock purchased under the IESPP is equal to THE LOWER OF:

- 85% of the fair market value of the Company common stock on the Enrollment Date; or

-   85% of the fair market value of the Company common stock on the Purchase
    Date.

DETERMINATION OF FAIR MARKET VALUE

The fair market value of the Company stock on a particular date is the closing price of the stock on the New York Stock Exchange on that date in the United States, as reported in the Wall Street Journal. However, if a closing price is not available for a particular date, then the fair market value to be used for that date will be the previous business day's closing stock price. For example, if the Enrollment date falls on a Saturday, the closing price of the stock on the preceding Friday (or on the next preceding NYSE trading day, if that Friday is not a business day) would be the fair market value on the Enrollment Date.

EXAMPLES

The examples in this booklet are intended as illustrations only and are not based on any actual or predicted value or performance of Company common stock.


        FAIR MARKET VALUE HIGHER ON PURCHASE DATE THAN ON ENROLLMENT DATE


Let's assume that the fair market value of Company common stock was US$8.00 per share on the Enrollment Date. Assume that on a future Purchase Date in the Offering Period, the fair market value of the common stock had risen to US$10.00 per share.

           As illustrated below, your Purchase Price would be US$6.80:

                      ------------------------------------
                                  THE LOWER OF:

                            85% x US$8.00= US$6.80 or
                             85% x US$10.00= US$8.50

                         Your Purchase Price is US$6.80
                      ------------------------------------


      FAIR MARKET VALUE LOWER ON PURCHASE DATE THAN ON THE ENROLLMENT DATE

Let's assume that the fair market value of Company common stock was US$8.00 per share on the Enrollment Date. Assume that six months later the fair market value of the Company common stock had decreased and the closing price of the stock on the New York Stock Exchange on the Purchase Date was US$7.00 per share.

           As illustrated below, your Purchase Price would be US$5.95.

                      ------------------------------------
                                  THE LOWER OF:

                            85% x US$8.00= US$6.80 or
                             85% x US$7.00= US$5.95

                         Your Purchase Price is US$5.95
                      ------------------------------------

AUTOMATIC RE-ENROLLMENT IN SUBSEQUENT OFFERING PERIOD

A new Offering Period begins each May 15 and November 15; however, you may be enrolled in only one Offering Period at a time. Once you have completed an IESPP Subscription Agreement authorizing payroll deductions to initially enroll in the IESPP, you will be re-enrolled automatically as a participant in future Offering Periods when an Offering Period in which you are currently enrolled ends UNLESS:

     -  You withdraw from participation

     -  Your employment terminates

     - You become otherwise ineligible to participate in the IESPP, or your participation has terminated for any other reason

     -  Your Employer Subsidiary withdraws from the IESPP

     -  The IESPP terminates

AUTOMATIC EARLY TRANSFER TO A NEW OFFERING PERIOD

If the fair market value of the Company common stock is lower on a Purchase Date than it was on the Enrollment Date, you are automatically withdrawn from that Offering Period immediately after you purchase shares on such Purchase Date and automatically re-enrolled in the next Offering Period. The effect of this is to automatically begin a new 12-month Offering Period.

For example, in the second example described above, the fair market value on the Enrollment Date was US$8.00, but had declined to US$7.00 on the Purchase Date. Regardless of where you are in the current 12-month Offering Period, you would be automatically withdrawn from that Offering Period following your purchase of shares and re-enrolled in the next Offering Period.

Your payroll deductions will continue at the same rate during the new Offering Period as in the prior Offering Period unless you instruct your local Human Resource representative otherwise by submitting an ESPP Change Form within the deadlines.

PAYROLL DEDUCTIONS

You may contribute from 1% to 15% of your eligible compensation to the IESPP. The percentage you deduct must be expressed in whole numbers. For purposes of the IESPP, your eligible compensation includes all regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation. Unless otherwise expressly provided in your Company Addendum, eligible compensation EXCLUDES:

    -   car allowances

    -   transportation allowances

    -   housing allowances

    -   dependent allowances

    -   one-time incentive payments

    - one-time recognition awards (dinner for two, bravo & winners circle awards, and cash substitute)

    -   disability pay (other than short-term salary continuation)

    -   other compensation

Unless otherwise required under the laws of your country, all payroll deductions contributed by IESPP participants will be held by the Company or the Employer Subsidiary's in its general fund until such time as the stock is purchased. There are no restrictions on the Company's or Employer Subsidiary's use of such accumulated payroll deductions.

Stock deductions calculated on retroactive pay adjustments, will be included in the purchase period when the retroactive adjustment is paid.

CONFIRM IESPP CHANGES AND ENROLLMENT

It is your responsibility to review your first paycheck after the effective date of change or an initial enrollment to make sure your instructions were carried out.

If you have a problem with any IESPP change or enrollment you must notify Stock Administration no later than 45 days from the beginning of the Offering Period and provide your original fax confirmation from your requested change or enrollment. For the November 15th Offering Period, the last day to notify Stock Administration of any IESPP change or enrollment problems is December 31st. For the May 15th Offering Period, the last day to notify Stock Administration of any IESPP change or enrollment problems is June 30th.

EXCHANGE RATE

The exchange rate used for calculating the number of shares of stock to be purchased with your payroll deductions is the NYSE Composite exchange rate reported by Bloomberg Financial System using the closing rate on the last Wednesday of the fiscal month ending closest to the Purchase Date.

LIMITATIONS ON SHARES YOU MAY PURCHASE

On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 1,500 shares in each Purchase Period within Offering Periods commencing in the year 2001, provided further that such purchase shall be subject to the limitations set forth below. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period.

No employee will be permitted to purchase shares under the IESPP, if, immediately after enrollment, the employee would own five percent or more of the total combined voting stock of LSI Logic or of any subsidiary of LSI Logic (including stock which may be purchased through the IESPP or pursuant to stock options).

No employee will be permitted to purchase shares under the IESPP or any other employee stock purchase plans of LSI Logic or its subsidiaries having a value of more than $25,000 (determined using the fair market value of the shares on such employee's Enrollment Date) in any calendar year. This means that your annual payroll contributions cannot exceed US$21,250.

The Company Board initially reserved 300,000 shares of Company common stock for purchase by all participants under the IESPP, then increased that amount by an additional 300,000 shares in March 1999, those shares were adjusted for the stock split in February 2000, then increased that amount by 1,000,000 in August 2000. The Company Board increased the reserve by another 1,000,000 in August 2002 for a total reserve of 3,200,000 shares (adjusted for stock splits). If the total number of shares to be purchased on any Purchase Date exceeds the remaining reserved shares then available under the IESPP, a pro rata allocation of the available Company common stock will be made among the participants, and the IESPP will terminate unless additional Company common stock are added to the IESPP.

Additional limitations on the number of shares of Company common stock that an employee may purchase apply for employees of certain Employer Subsidiaries. Please refer to the applicable Country Addendum.


USE OF EXCESS FUNDS

Any contributions remaining in your account after the purchase has been made for the current Purchase Date that are not sufficient to purchase a full share, or exceed the amount required to purchase 1,500 shares, will be held in your account and applied to the purchase of stock on the next Purchase Date within the Offering Period in which you are enrolled or the next Offering Period in which you will be enrolled automatically as authorized by your IESPP Subscription Agreement. All contributions held in your account are held without accrual of interest, unless otherwise required under the laws of your country.


CHANGING YOUR CONTRIBUTION LEVEL

Once you are enrolled in the IESPP, you may reduce your contributions to a lower level (but not below 1% of your eligible compensation) at any time. Reducing your contribution level does not change your Purchase Price. To reduce your contribution level, complete an ESPP Change Form and submit to your local Human Resource representative showing the change in contribution level.

You may also increase your contribution level to a maximum of 15%. Increases in your contribution level are only effective as of the beginning of a Purchase Period. Increasing your contribution level does not change your Purchase Price. To increase your contribution level, submit an ESPP Change Form to your local Human Resource representative at least two weeks before the next Purchase Period begins showing the change in contribution level.

The ESPP Change Form is available on the Stock Administration web site under Planet LSI.


E*TRADE OPTIONSLINK ACCOUNT

The E*TRADE OptionsLink account is used for both the option program and the Employee Stock Purchase Plan. For new IESPP participants, the OptionsLink accounts are opened approximately 2 months prior to the purchase as long as you are a current participant. E*TRADE will mail a welcome package to your home once they receive the new account information from LSI Logic. In order to trade you will need to complete the activation form and the form W-8BEN included in the package and return to E*TRADE. If you have not received a welcome package and you would like to activate your account so you can begin trading, then you can follow the instructions below.


ACTIVATING YOUR E*TRADE OPTIONSLINK AND E*TRADE BROKERAGE ACCOUNT

In order to begin trading in your E*TRADE OptionsLink account, the account activation form and Form W-8BEN must be completed and received by E*TRADE. The activation form and Form W-8BEN are included in the welcome package, or you can login to www.optionslink.com and download these forms. Your account will be fully functional within seven business days of E*TRADE's receiving your forms. You can also elect to activate an E*TRADE Brokerage Account. There is no fee to activate the E*TRADE Brokerage Account. You can sell shares from your OptionsLink account and deposit the proceeds into your brokerage account. Your E*TRADE Brokerage Account has no minimum balance, your funds earn interest, and you have free check-writing privileges with funds in that account.

DEPOSIT OF SHARES

Shortly after the close of each Purchase Period, LSI Logic will deposit your purchased shares into your E*TRADE OptionsLink Account. Once your shares have been deposited to your account, you may sell them at any time.

SALE OF SHARES

AFTER YOU HAVE ACTIVATED YOUR E*TRADE OPTIONSLINK ACCOUNT, YOU CAN LOGIN TO YOUR ACCOUNT AT www.optionslink.com TO SELL YOUR SHARES.

OR, CALL THE INTERACTIVE VOICE RESPONSE SYSTEM AT 1-650-599-0125 FROM OUTSIDE THE U.S.

Each IESPP purchase with sellable shares is tracked individually. You choose which IESPP shares you want to sell in your OptionsLink account. That sale will then be reported to LSI for disposition tracking purposes. Such sales will be subject to commission charges at competitive rates.

There are no brokerage account fees or inactivity fees for your E*TRADE accounts. The schedule below applies to transactions for selling shares:

       IESPP Sales                          $19.95
Additional Charges:
       Broker Assisted Sale                 $15
       Check Via Mail                       $3
       Check Via Federal Express            $20
       Wire Transfer                        $20
       Hold proceeds in E*TRADE             No Charge

These rates are effective July 5, 2000 and are subject to change without notice.

Employees have the flexibility to determine when and how they receive proceeds from a sale:

- Sweep the proceeds into your E*TRADE Brokerage account (this account earns interest and has free check-writing capabilities)

-   Wire Transfer

-   Mail or Overnight a check

ACCOUNT RECORDS

E*TRADE will provide each employee with a brokerage account statement summarizing your account activity as well as written trade confirmations on all executed orders. If there has been activity in your account, you will receive a statement monthly; otherwise you will receive one quarterly, provided there are assets in the account.

REPORT OF SALES TO LSI LOGIC

E*TRADE will provide LSI Logic with monthly reporting for all IESPP sales. For more information regarding tax consequences of sale of shares acquired under the IESPP see the applicable Country Addendum.

EMPLOYEE STOCK PURCHASE TRANSMITTALS

Twice a year, following each Purchase Date, you will receive an Employee Stock Purchase Transmittal, from the Stock Administration Department at LSI Logic which will detail the number of Company common stock purchased for you on the preceding Purchase Date, the price paid per share and any remaining cash balance in your account.

WITHDRAWING FROM THE IESPP

You may withdraw from the IESPP at any time by submitting an ESPP Change Form to your local Human Resource representative of your Employer Subsidiary no later than 30 days prior to the Purchase Date. The ESPP Change Form is available on the Stock Administration web site under Planet LSI. Your accumulated funds will be returned to you without interest unless the laws of your country require otherwise as soon as practicable after your notice of withdrawal has been received and processed. After withdrawal, you may not re-enroll in the same Offering Period, although you may enroll in future Offering Periods by completing an IESPP Subscription Agreement and submitting it to your local Human Resource representative during a later enrollment period.

If you re-enroll after withdrawal, your Purchase Price is determined on the Enrollment Date of the new Offering Period.

TERMINATION OF PLAN PARTICIPATION/PARTICIPATION WHILE ON A LEAVE OF ABSENCE

Your eligibility to participate in an Offering Period under the IESPP is dependent on your maintaining continuous status as a regular employee scheduled to work at least 20 hours per week during the Offering Period. If the number of hours you are scheduled to work drops below 20 hours per week, you will be deemed to have withdrawn from the Plan.

However, generally you may continue to participate in the Plan during a leave of absence which is approved by your Employer Subsidiary. Unless you receive regular straight time earnings during a leave of absence you will not make contributions to the IESPP during your leave. Contributions made to the IESPP prior to an approved leave of absence will be used to purchase stock at the end of the Purchase Period. Payroll deductions will resume at the time you return to active status. If you wish to discontinue participation in the Plan you must notify your local Human Resource representative as soon as you return to active status.

If your employment with the Company or any of its subsidiaries terminates for any reason prior to the last business day of the purchase period, then all payroll deductions which you have contributed, but which have not yet been used to purchase stock, will be returned to you without interest.

Notwithstanding the above, your transfer from one Employer Subsidiary to another Employer Subsidiary or to the parent Company shall not alone be considered a break in your continuous status as a regular employee. In the event of such a transfer, however, your participation in the IESPP would be subject to the Country Addendum applicable to your new Employer Subsidiary or to the terms of the Company Employee Stock Purchase Plan if to the parent Company.

DESIGNATING YOUR BENEFICIARY

You may designate one or more beneficiaries in your IESPP Subscription Agreement to receive your unused payroll deductions in the event of your death, which will be paid without interest, unless required by local law. Unless your designated beneficiary elects to have the payroll deductions contributed by you before your death remain in your account until the next Purchase Date to purchase shares, in the event of your death while you are enrolled in the IESPP your participation will immediately cease and no shares will be purchased for you. Your designated beneficiary will receive any shares that have been purchased for you. You may change your beneficiary at any time by submitting a revised IESPP Subscription Agreement to your local Human Resource representative of your Employer Subsidiary. If no living beneficiary is designated, payment of contributions or delivery of the share certificate, as the case may be, will be made to your estate.

Laws governing the disposition of decedent's property vary widely from country to country. It is highly recommended that you consult with your own independent legal counsel to make certain that you have taken all necessary steps to ensure that your desired disposition of undistributed Company common stock and payroll deductions in the event of your death can be accomplished.

NONASSIGNABILITY

Unless where otherwise required under local law, none of your rights or accumulated payroll deductions under the IESPP may be pledged, assigned, transferred or otherwise disposed of for any reason (other than by will or the laws of descent and distribution). Any such attempt may be treated by the Company as an election to withdraw from the IESPP.

ADMINISTRATION OF THE IESPP

The IESPP is currently administered by the Company Board. All questions of interpretation or application of the IESPP are determined in the sole discretion of the Company Board (or its duly authorized committee) and its decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the Plan but may not vote on any matter affecting the administration of the Plan. No member of the Board who is eligible to participate in the Plan may be a member of the committee appointed by the Board to administer the Plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the IESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the IESPP.

Subject to such rules, procedures and instructions as may be adopted by the Company Board, each participating Employer Subsidiary shall be responsible for making all payroll deductions (including related withholding and social insurance contributions) for its participating employees, for filing and distributing all reports and disclosures that may be required under local law, and for otherwise ensuring compliance with all applicable local laws relating to administration of the IESPP.

AMENDMENT AND TERMINATION OF THE IESPP

The Company Board may at any time amend or terminate the IESPP or any particular Country Addendum, or withdraw an Employer Subsidiary from the IESPP, except that such amendment or termination will not adversely affect your participation in an Offering Period for which you are already enrolled. Without regard to whether any participant rights may be considered to have been "adversely affected," the Company Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Company common stock for each participant properly correspond with amounts withheld from the participant's compensation and establish such other limitations or procedures as the Company Board determines in its sole discretion advisable which are consistent with the IESPP.

CAPITAL CHANGES

If the number of Company common stock outstanding is increased or decreased by way of stock split, stock dividend or otherwise (but not including conversion of any convertible debentures), appropriate adjustments will be made in the number of shares subject to purchase under the IESPP and in the Purchase Price per share.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will terminate immediately prior to such dissolution or liquidation unless otherwise provided by the Company Board. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each participant's rights under the IESPP will be assumed or an equivalent right will be substituted by the successor corporation, unless the Company Board determines, in its discretion, to accelerate the Purchase Date(s) for all current participants.

The Company Board, may also make provisions for adjusting the number of shares subject to the IESPP and the Purchase Price per share in the event the Company effects one or more reorganizations, recapitalizations, right's offerings or other increases or reductions of shares of the Company's outstanding common stock.

CONDITIONS UPON ISSUANCE OF COMPANY COMMON STOCK

Company common stock shall not be issued to you under this IESPP unless the exercise of your option to purchase such Company common stock and the issuance and delivery of such Company common stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Company common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

DESIGNATION OF EMPLOYER SUBSIDIARIES AND COUNTRY ADDENDUM

The Company Board may designate any subsidiary of the Company as a participating Employer Subsidiary in the IESPP. The Company Board may, in addition, modify one or more provisions of the IESPP solely as it applies to such Employer Subsidiary. The applicable modified Country Addendum shall be attached to the copy of the IESPP distributed to the Eligible Employees of the applicable Employer Subsidiary.

THIRD PARTY FIDUCIARIES

Certain countries may prohibit employees from directly owning Company common stock purchased on their behalf under the IESPP. If local law so requires or if the Company Board determines that distribution of proceeds could not be accomplished without undue liability or expense to either the Company or your Employer Subsidiary, your Employer Subsidiary may provide for maintenance of the accounts with a third party fiduciary for your benefit. Please refer to your applicable Country Addendum to determine whether such arrangements apply to you.

NOTICES

Any notice or other communication from you to the Company in connection with the IESPP shall be considered properly given only if and when it is received in the form specified by the Company at the following location:

LSI Logic Corporation
Stock Administration
1551 McCarthy Blvd.
Mail Stop D-206
Milpitas, California 95035

Any notice or other communication from you to your Employer Subsidiary in connection with the IESPP shall be considered properly given only if and when it is received in the form specified by the Employer Subsidiary at the location designated in the attached Country Addendum.

The Employer Subsidiary and the Company may at any time change such notice addresses upon prior written notice to you.

                                TAX CONSEQUENCES


TAX IMPLICATIONS OF PURCHASING AND SELLING YOUR COMPANY COMMON STOCK

THE COUNTRY ADDENDUM APPLICABLE TO YOU PROVIDES A BRIEF SUMMARY OF GENERAL RULES REGARDING THE TAX CONSEQUENCES IN THE COUNTRY IN WHICH YOU ARE EMPLOYED. THE COUNTRY ADDENDUM DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL TAX IMPLICATIONS OF PARTICIPATION IN THE IESPP, NOR DOES IT PURPORT TO DISCUSS THE INCOME TAX IMPLICATIONS OF THE IESPP UNDER THE LAWS OF EACH STATE, PROVINCE, DISTRICT OR LOCAL GOVERNMENT IN WHICH YOU MAY RESIDE OR OTHERWISE BE SUBJECT TO TAX.

WITHHOLDING AND EMPLOYEE-PAID SOCIAL INSURANCE

Certain countries treat as taxable compensation the excess of the fair market value of the Company common stock on the Purchase Date over the Purchase Price. Certain countries also treat as taxable gain some or all of the excess, if any, of the sale price over the fair market value of the Company common stock as of the Purchase Date. (See your applicable Country Addendum for more information.)

Some of those countries also require that the Employer Subsidiary withhold and remit sums on behalf of the employee in respect of income taxes and/or social insurance contributions. Any income, social or other taxes imposed on you for the income arising from your participation in this IESPP will be your responsibility.

The means by which this tax is satisfied will require that you pay all sums to the Employer Subsidiary upon the purchase of Company common stock under the IESPP, regardless of when you sell all or a portion of the Company common stock. The attached Country Addendum will describe the mechanism by which such economic burden is passed to you.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE VARIOUS TAX LAWS THAT MAY APPLY TO YOUR PARTICULAR SITUATION.

                                OTHER INFORMATION


OBTAINING ADDITIONAL INFORMATION

Upon written or oral request to the Company, you may obtain copies, without charge, of any of the following documents, which are incorporated by reference:


    - The Company's Annual Report on Form 10-K for the most recent fiscal year;

    - The Company's definitive Proxy Statement for the Company's most recent Annual Meeting of Stockholders;

    - The Company's Quarterly Report(s) on Form 10-Q for the quarter(s) ended since the end of the Company's most recent fiscal year;

    - The description of the Company common stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission of August 29, 1989 and amended, and on Form 8-A/A filed on December 8, 1998;

    - All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of the Registration Statement under which securities described herein are registered.

In addition, upon written or oral request to the Company, you may obtain a copy, without charge, of the Company's most recent Annual Report to Stockholders.

Requests for any of the documents described above should be directed to:

LSI Logic Corporation
Investor Relations
1551 McCarthy Blvd.
Mail Stop D-115
Milpitas, California  95035
Phone 01 408 433 6777

For further information concerning the IESPP, contact the LSI Logic Corporation Stock Administration Department.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                   (AUSTRALIA)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the International Purchase Plan.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of the LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). The fair market value is determined as the one week average (based on the one week prior to the acquisition of shares, including the day of acquisition) of the price at which shares have been traded on the exchange.

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the price of the LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. The taxable amount will depend on the length of time you have held the LSI logic common stock. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Participation in the IESPP will not be reported to the Australian taxing authorities. It is the employee's responsibility to report the taxable income in their return.

WITHHOLDING/SOCIAL INSURANCE

        Presently, there are no income tax and social tax withholding payable on the purchase of LSI Logic common stock under the IESPP. If the laws of Australia change, you shall be required to reimburse your Employer Subsidiary for any income tax and social tax withholding paid on the purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)

                                COUNTRY ADDENDUM
                                    (CANADA)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        THE IESPP IS NOT A QUALIFIED PLAN UNDER CANADIAN TAX LAW. Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP. With the purchase of LSI Logic common stock under IESPP giving rise to taxable income, you are not eligible for the stock options and shares deduction nor are you eligible for the stock option benefits deferral.

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the price of LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Your participation in the IESPP will be reported to the Canadian taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        Presently, there are no income tax withholding or employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. If the laws of Canada change, you will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP.

DIRECTORS OF THE EMPLOYER SUBSIDIARY WHO ARE PART-TIME EMPLOYEES

        Notwithstanding any contrary provision of the IESPP, no individual who is a member of the Board of Directors of LSI Logic Corporation of Canada, Inc., and who is not a full time employee of LSI Logic Corporation of Canada, Inc., is eligible to participate in the IESPP by virtue of such directorship.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                     (CHINA)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of the LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread").

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the sales price of the LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Your participation in the IESPP will be reported to the Chinese taxing authorities.

WITHHOLDING/SOCIAL TAX

        You will be required to reimburse your Employer Subsidiary for any income tax withholding payable in respect of participation in the IESPP. The amount due for income tax withholding will be deducted from your next paycheck(s) after each Purchase Date.

        Presently, there is no social tax payable related to the purchase of LSI Logic common stock under the IESPP. If the laws of China change, you will be required to reimburse your Employer Subsidiary for any social tax withholding payable in respect of the purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                    (FRANCE)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        THE IESPP IS NOT A QUALIFIED PLAN UNDER FRENCH LAW. Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal on the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). Both employer and employee social insurance contributions will also have to be paid on the Spread. (See WITHHOLDING/SOCIAL INSURANCE, below.)

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the price of LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Your participation in the IESPP will be reported to the French taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        You will be required to reimburse your Employer Subsidiary for any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. The amount due for your employee social insurance contributions will be deducted from your next paycheck(s) after the end of each Purchase Period.

        Presently, there is no income tax withholding payable related to the purchase of LSI Logic common stock under the IESPP. If the laws of France change, you will be required to reimburse your Employer Subsidiary for any income tax withholding payable in respect of the purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                    (GERMANY)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). Such taxable income is subject to income tax withholding. In addition, both employer and employee social insurance contributions will have to be paid on the Spread. (See WITHHOLDING/SOCIAL INSURANCE, below.)

        In addition, a taxable event may occur when you sell LSI Logic common stock purchased under the IESPP. Depending on the length of time you have held LSI Logic common stock, if there is a difference between the price of LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale may give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Your participation in the IESPP will be reported to the German taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        You will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. The amount due for your income tax withholding and employee social insurance contributions will be deducted from your next paycheck(s) after the end of each Purchase Period.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                   (HONG KONG)


TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread").

        Under Hong Kong law, your sale of LSI Logic common stock purchased under the IESPP does not give rise to a taxable event. Consult your individual tax advisor regarding the proper tax treatment of gain or loss arising from such sales.

        Your participation in the IESPP will be reported to the Hong Kong taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        Presently, there is no income tax withholding or employee social insurance contributions payable in respect to the purchase of LSI Logic common stock under the IESPP. If the laws of Hong Kong change, you will be required to reimburse your Employer Subsidiary for any income tax withholding and employee social insurance contributions paid on your purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                     (ITALY)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of LSI Logic common stock on the date of purchase, as calculated according to the new rules introduced by law n.505 on December 23, 1999, and the purchase price actually paid under the IESPP.

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the price of LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Taxable income earned by you in the IESPP will be reported to the Italian taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        As a result of law n.505 that was introduced on December 23, 1999, you will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. The amount due for employee social insurance contributions and income tax withholding will be deducted from your next paycheck(s) after the end of each Purchase Period.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                     (JAPAN)


DIRECT DEPOSITS INTO EMPLOYEE ACCOUNTS

        An interest bearing bank account will be set up at a Japanese bank (the "Employee IESPP Bank Account") for each employee of LSI Logic's Japanese Employer Subsidiaries (LSI Logic Japan Semiconductor, LSI Logic K.K. and the Japan Branch of LSI Logic International Services, Inc.) who submits a subscription agreement to participate in the IESPP. Payroll deductions for the amount contributed to the IESPP will be deposited into such Employee IESPP Bank Account. On each Purchase Date funds in the Employee IESPP Bank Account (excluding interest) will be used to purchase LSI Logic common stock at the Purchase Price calculated in accordance with the IESPP.

        You may not withdraw funds from the Employee IESPP Bank Account at any time and you will not be able to deposit any other funds in the Employee IESPP Bank Account. On withdrawal from the IESPP you will receive the total amount deposited in your Employee IESPP Bank Account, including any interest accumulated.


TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Funds deposited to Employee Bank Accounts under the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock will be treated as a taxable event giving rise to "employment income" equal to the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP. This employment income will be taxed at the applicable marginal tax rate and will be reported to the Japanese taxing authorities.

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the price of LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the calculation of taxable gains or losses arising out of such sales.

WITHHOLDING/SOCIAL INSURANCE

     Presently, there is no income tax withholding or employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. If Japanese laws change, you will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions paid on the purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                     (KOREA)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the International Purchase Plan.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of the LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). Both employer and employee social insurance contributions will also have to be paid on the Spread. (See WITHHOLDING/SOCIAL INSURANCE, below.)

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the price of the LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

Participation in the IESPP will be reported to the Korean taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        You will be required to reimburse your Employer Subsidiary for any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. The amount due for employee social insurance contributions will be deducted from your next paycheck(s) after each Purchase Date.

        Presently, there is no income tax withholding payable on the purchase of LSI Logic common stock under the IESPP. If the laws of Korea change, you shall be required to reimburse your Employer Subsidiary for any income tax withholding paid on the purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                   (MALAYSIA)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible. Your participation in the IESPP will be reported to the Malaysia taxing authorities.

        Stock purchase rights granted to an employee under the IESPP are taxable on the date of grant, which is the start of an Offering Period or a Purchase Period. The taxable income will be equal to the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price paid under the IESPP (the "Spread").

        Under Malaysia law presently, sale of LSI Logic common stock purchased under the IESPP does not give rise to a taxable event. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        WITHHOLDING/SOCIAL INSURANCE

        Income in the amount of the Spread will be subject to income tax withholding and employee social insurance contributions will be payable in respect of the purchase of LSI Logic common stock under the IESPP.

OBTAINING ADDITIONAL INFORMATION

        A copy of the Annual Report of LSI Logic Corporation will be made available for your inspection at the following addresses to enable you to make informed decisions relating to the grant of shares of LSI Logic's common stock under the IESPP: Phase 4, Bayan Lepas Free Trade Zone, 11900 Penang, Malaysia.

EMPLOYEE DATA PRIVACY

        By participating in the IESPP, you (i) authorize LSI Logic and your Employer Subsidiary and any agent of LSI Logic administering the IESPP or providing the IESPP with recording keeping services to disclose to LSI Logic or any of its affiliates such information and data as LSI Logic shall request in order to facilitate the administration of the IESPP or your participation in the IESPP; (ii) waive any data privacy rights you may have with respect to such information; and (iii) authorize LSI Logic and any such agent to store and transmit such information in electronic form.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                  (NETHERLANDS)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). Such taxable income is subject to income tax withholding. In addition, both employer and employee social insurance contributions will have to be paid on the Spread. (See WITHHOLDING/SOCIAL INSURANCE, below.)

        Under current Dutch law, there is not a taxable event when you sell LSI Logic common stock purchased under the IESPP. However, an exception may exist that would require you to be taxed on the gain recognized upon the sale of LSI Logic common stock in certain circumstances. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

Your participation in the IESPP will be reported to the Dutch taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        You will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. The amount due for employee social insurance contributions and income tax withholding will be deducted from your next paycheck(s) after the end of each Purchase Period.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                  (PHILIPPINES)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). Income tax withholding will have to be due on the Spread. Additionally, employer and employee social insurance contributions will have to be paid if you have not reached the monthly base salary amount subject to social insurance contributions. (See WITHHOLDING/SOCIAL INSURANCE, below.)

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the sales price of LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. The taxable amount will depend on the length of time you have held the LSI Logic common stock. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Your participation in the IESPP will be reported to the Philippine taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        You will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. The amount due for employee social insurance contributions and income tax withholding will be deducted from your next paycheck(s) after each Purchase Period.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                   (SINGAPORE)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of the LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP.

        Under Singapore law presently, your sale of LSI Logic common stock purchased under the IESPP does not give rise to a taxable event.

        Your participation in the IESPP will be reported to the Singapore taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        Presently, there is no income tax withholding or employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. If the laws of Singapore change, you will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions paid on the purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                    (SWEDEN)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from your reported income and are not deductible.

        Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of the LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). Such taxable income is subject to income tax withholding. In addition, both employer and employee social tax contributions will have to be paid on the Spread if you have not reached the annual base salary amount subject to social tax. (See WITHHOLDING/SOCIAL TAX, below.)

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the sales price of the LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Your participation in the IESPP may be reported to the Swedish taxing authorities.

WITHHOLDING/SOCIAL TAX

     You will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social tax contributions payable in respect of participation in the IESPP. The amount due for income tax withholding and employee social tax contributions will be deducted from your next paycheck(s) after each Purchase Date.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                    (TAIWAN)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances, therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from reported income of the employee and are not deductible.

        Your purchase of LSI Logic common stock will not be treated as a taxable event under current Taiwan law.

        Under Taiwan law presently, your sale of the LSI Logic common stock purchased under the IESPP should not give rise to a taxable event as the income would be regarded as foreign sourced income because the stock would be sold outside Taiwan. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

WITHHOLDING/SOCIAL INSURANCE

        Presently, there are no income tax withholding or employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. If the laws of Taiwan change, you will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP.

                              LSI LOGIC CORPORATION
               INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN (IESPP)
                                COUNTRY ADDENDUM
                                (UNITED KINGDOM)

TAX CONSEQUENCES

        The following summarizes the likely tax consequences related to participation in the IESPP. It is not intended as tax advice or as a definitive or complete description of such tax consequences. Actual tax consequences may vary depending upon your individual circumstances; therefore, you are strongly advised to consult your own independent tax advisor regarding tax consequences of participation in the IESPP.

        Employee contributions to the IESPP are not excluded from reported income of the employee and are not deductible.

        THE IESPP IS NOT AN APPROVED PLAN UNDER UNITED KINGDOM LAW. Your purchase of LSI Logic common stock under the IESPP will be treated as a taxable event giving rise to taxable income equal to the difference between the fair market value of the LSI Logic common stock on the date of purchase and the purchase price actually paid under the IESPP (the "Spread"). Taxable income is subject to income tax withholding. In addition, both employer and employee social insurance contributions will have to be paid on the Spread. Employee's contributions are capped at a set salary level. (See WITHHOLDING/SOCIAL INSURANCE below)

        In addition, a taxable event occurs when you sell LSI Logic common stock purchased under the IESPP. On such sale, if there is a difference between the price of the LSI Logic common stock on the date of sale and the fair market value on the date of purchase under the IESPP, such sale will give rise to taxable gain or loss, as the case may be. Consult your individual tax advisor regarding the proper tax treatment of gains or losses arising from such sales.

        Your participation in the IESPP will be reported to the U.K. taxing authorities.

WITHHOLDING/SOCIAL INSURANCE

        You will be required to reimburse your Employer Subsidiary for any income tax withholding and any employee social insurance contributions payable in respect of the purchase of LSI Logic common stock under the IESPP. The amount due for employee social insurance contributions and income tax withholding will be deducted from your next paycheck(s) after each Purchase Date.